Exhibit 99.1

Casey’s Reports Another Record Year

Ankeny, Iowa, June 11, 2008—Casey’s General Stores, Inc. (Nasdaq symbol CASY) today reported earnings for the fourth quarter and the fiscal year ended April 30, 2008. For the quarter, earnings per share from continuing operations were $0.28; for the year, they totaled $1.68. President and CEO Robert J. Myers stated, “We ended fiscal 2008 with a 17.6% increase in total gross profit and a 37.2% increase in net earnings. These results show the value of adhering to our long-term strategic plan and at the same time having the flexibility to adapt to a changing business environment.”

Gasoline—Casey’s annual goal was to increase same-store gasoline gallons sold 2% with an average margin of 10.7 cents per gallon. “Our longstanding policy of pricing with local competition has won us customer loyalty over the years,” said Myers. “High retail prices meant customers bought fewer gallons per visit in fiscal 2008, but same-store customer counts remained positive. Same-store gallons sold were down 2% from a year ago with an average margin of 13.9 cents per gallon.” Total gallons sold were up 1.8%, and gasoline gross profit rose to $168.9 million.

Grocery & Other Merchandise—The Company’s goal was to increase same-store sales 4.3% with an average margin of 32.2%. For the fiscal year, same-store sales were up 7.3% with a margin of 33.1%. Total sales rose 10.5% to $942.7 million, and gross profit was up 11.9% to $311.9 million. The growing popularity of high-margin beverages was a significant contributor to the gains. “The gross profit improvement is even more impressive in light of the previous year’s total reflecting a one-time benefit related to cigarettes that came to $4.8 million,” Myers added.

Prepared Food & Fountain—The annual goal was to increase same-store sales 8.4% with an average margin of 62%. Fiscal 2008 same-store sales grew 9.8%, and the average margin was 62.3%. Total sales were up 12.8% to $301.6 million, and gross profit grew 13.4% to $187.9 million. “This category continues to perform exceptionally well,” said Myers. “The strategic price increases we were able to take throughout the year and refinements to each store’s daily food production plans helped us extend our positive trends.”

Operating Expenses— Casey’s goal was to hold the percentage increase in operating expenses to less than the percentage increase in gross profit. Though operating expenses were outpaced by gross profit growth, they grew 15.6% mainly due to a rise in credit card fees, wages, and insurance claims. “The Company and the industry felt the impact of customers’ more frequent use of credit cards to pay for gasoline and the higher fees that resulted from rising retail prices,” Myers stated. “We are encouraged that our rate of increase in operating expenses slowed in the fourth quarter.”

Expansion—The goal was to acquire 50 stores and build 10 new stores. The Company acquired 12 stores and built none. “Acquisition activity was constrained by inflated seller expectations,” Myers explained.

“We will continue to seek attractive properties at reasonable prices and will resume building stores in the coming months. Senior Vice President Sam Billmeyer, a sixteen-year veteran of the Company, recently assumed leadership of store development and will oversee the rollout of our new store design.”

Fiscal 2009 Goals—Myers shared four corporate performance goals for fiscal 2009:

•	Increase same-store gasoline gallons sold 2% with an average margin of 10.8 cents per gallon.

•	Increase same-store grocery & other merchandise sales 7% with an average margin of 33.2%.

•	Increase same-store prepared food & fountain sales 6.8% with an average margin of 61.6%.

•	Increase the total number of stores 4%.

Dividend—At its June meeting, the Board of Directors increased the quarterly dividend to $0.075 per share. The dividend is payable August 15, 2008 to shareholders of record on August 1, 2008.

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Casey’s General Stores, Inc. Consolidated Statements of Earnings (Dollars in thousands, except per share amounts)

	Three months ended April 30,		Year ended April 30,
	2008	2007	2008	2007
Total revenue	$1,204,302	$1,002,862	$4,827,087	$4,024,010
Cost of goods sold	1,045,781	850,029	4,141,078	3,440,725

Gross profit	158,521	152,833	686,009	583,285

Operating expenses	116,910	106,398	474,555	410,459
Depreciation and amortization	16,962	16,847	67,607	63,895
Interest, net	2,780	3,224	9,792	11,184

Earnings from continuing operations before income taxes and gain (loss) on discontinued operations	21,869	26,364	134,055	97,747
Federal and state income taxes	7,406	8,337	49,051	34,205

Earnings from continuing operations before loss on discontinued operations	14,463	18,027	85,004	63,542
Loss on discontinued operations, net of tax benefit of $37, $929, $72, and $1,055	57	1,453	113	1,651

Net earnings	$14,406	$16,574	$84,891	$61,891

Basic
Earnings from continuing operations before loss on discontinued operations	$.28	$.36	$1.68	$1.26
Loss on discontinued operations	—	.03	—	0.03

Net earnings per common share	$.28	$.33	$1.68	$1.23

Diluted
Earnings from continuing operations before loss on discontinued operations	$.28	$.36	$1.67	$1.25
Loss on discontinued operations	—	.03	—	0.03

Net earnings per common share	$.28	$.33	$1.67	$1.22

Casey’s General Stores, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

	April 30, 2008	April 30, 2007
Assets
Current assets
Cash and cash equivalents	$154,523	$107,067
Receivables	16,662	13,432
Inventories	124,503	109,702
Prepaid expenses	9,817	7,685
Income taxes receivable	7,751	2,733

Total current assets	313,256	240,619

Property and equipment, at cost
Land	249,842	233,887
Buildings and leasehold improvements	523,748	501,470
Machinery and equipment	655,270	620,620
Leasehold interest in property and equipment	15,194	15,452

	1,444,054	1,371,429
Less accumulated depreciation and amortization	595,316	538,121

Net property and equipment	848,738	833,308

Other assets, net of amortization	8,898	8,756
Goodwill	48,308	46,588

Total assets	$1,219,200	$1,129,271

Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt	$34,383	$47,566
Accounts payable	163,343	134,375
Accrued expenses
Property taxes	13,877	13,097
Insurance	18,265	16,391
Other	29,231	22,838

Total current liabilities	259,099	234,267

Long-term debt, net of current maturities	181,443	199,504
Deferred income taxes	105,959	105,724
Deferred compensation	10,201	9,016
Other long-term liabilities	15,026	8,496

Total liabilities	571,728	557,007

Total shareholders’ equity	647,472	572,264

Total liabilities and shareholders’ equity	$1,219,200	$1,129,271

Certain statements in this news release, including any discussion of management expectations for future periods, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Sales and Gross Profit by Product

(Amounts in thousands)

Year ended 4/30/08	Gasoline	Grocery & Other Merchandise	Prepared Food & Fountain	Other	Total
Sales	$3,558,108	$942,659	$301,598	$24,722	$4,827,087
Gross profit	$168,859	$311,863	$187,947	$17,340	$686,009
Margin	4.7%	33.1%	62.3%	70.1%	14.2%

Gasoline gallons	1,214,547

Year ended 4/30/07
Sales	$2,881,054	$852,812	$267,273	$22,871	$4,024,010
Gross profit	$124,094	$278,650	$165,764	$14,777	$583,285
Margin	4.3%	32.7%	62.0%	64.6%	14.5%

Gasoline gallons	1,193,554

Gasoline Gallons Same-store Sales Growth						Gasoline Margin (Cents per gallon, excluding credit card fees)

	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2008	0.3%	-1.6%	-3.9%	-2.5%	-2.0%	F2008	15.8 ¢	13.6 ¢	13.5 ¢	12.6 ¢	13.9 ¢
F2007	-2.9	2.7	4.0	2.8	1.4	F2007	9.8	9.4	10.5	11.8	10.4
F2006	7.7	4.3	4.2	0.5	4.4	F2006	11.8	14.1	9.2	10.6	11.5

Grocery & Other Merchandise Same-store Sales Growth						Grocery & Other Merchandise Margin

	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2008	9.1%	11.2%	5.4%	3.6%	7.3%	F2008	34.0%	33.1%	31.9%	33.2%	33.1%
F2007	2.3	3.5	6.7	7.3	4.6	F2007	32.2	32.6	30.8	35.0	32.7
F2006	7.4	4.5	5.3	4.2	5.7	F2006	32.1	33.5	31.3	31.7	32.2

Prepared Food & Fountain Same-store Sales Growth						Prepared Food & Fountain Margin

	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2008	9.5%	10.6%	8.4%	11.2%	9.8%	F2008	61.7%	63.0%	63.6%	60.9%	62.3%
F2007	9.5	13.7	11.9	8.5	11.0	F2007	62.9	61.6	62.1	61.6	62.0
F2006	7.2	4.5	9.9	7.4	7.4	F2006	64.0	64.6	62.6	60.9	63.0

Corporate information is available at this Web site: http://www.caseys.com. Earnings will be reported during a conference call on June 12, 2008. The call will be broadcast live over the Internet at 9:30 a.m. CT via the

Investor Relations section of our Web site and will be available in an archived format.